SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the  Registrant [X]
Filed by a Party other than the Registrant
[] Check the appropriate box:

[]   Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[]   Definitive Additional Materials
[]   Soliciting Material Pursuant toss.240.14a-12


                          PIPELINE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.
[]   Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     ----------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[]   Fee paid previously with preliminary materials.
[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     --------------------------
     2)   Form, Schedule or Registration Statement No.:

     --------------------------
     3)   Filing Party:

     --------------------------
     4)   Date Filed:

                           PIPELINE TECHNOLOGIES, INC.
                           1001 Kings Ave., Suite 200
                           Jacksonville, Florida 32207

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 10, 2001


     The annual meeting of shareholders of Pipeline Technologies, Inc., a Colorado corporation, will be held at our principal executive offices located at 1001 Kings Ave., Suite 200, Jacksonville, Florida 32207 on December 10, 2001, at 11:30 a.m., eastern time, for the following purposes:

          1. To elect five members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected;

          2. To ratify and affirm an increase in the authorized amount of common stock to 40,000,000 shares.

          3. To ratify the appointment of Stark Winter Schenkein & Co., LLP as our independent accountants for the fiscal year ending June 30, 2002; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on our books on the record date, at the close of business on October 29, 2001 are entitled to notice of and to vote at the annual meeting.

     All shareholders are invited and urged to attend the meeting in person. EVEN IF YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE. If you attend the meeting, you can revoke your proxy and vote in person.

     A proxy statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                                             By Order of the Board of Directors,

                                             /s/ Robert L. Maige
                                             --------------------------
Date: November 7, 2001                       Robert L. Maige, Secretary

                                 PROXY STATEMENT

                           PIPELINE TECHNOLOGIES, INC.
                         Annual Meeting of Shareholders
                                December 10, 2001

                               GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pipeline Technologies, Inc., a Colorado corporation, for the annual meeting of shareholders to be held at our principal executive offices located at 1001 Kings Ave., Suite 200, Jacksonville, Florida 32207 on December 10, 2001, at 11:30 a.m., eastern time, and at any adjournments of the meeting. This proxy statement and the enclosed form of proxy are being sent to shareholders on or about November 7, 2001.

     If the enclosed proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted for the election of all nominees named herein as directors, for the ratification and affirmation of an increase in the number of authorized shares of common stock to 40,000,000, and for the ratification of the appointment of Stark Winter Schenkein & Co., LLP as our independent auditors.

     Shareholders who execute proxies for the annual meeting may revoke their proxies at any time prior to the exercise of the proxies by delivering written notice of revocation to us at our above address, or by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     The cost of the meeting, including the cost of preparing and mailing this proxy statement and proxy, will be borne by us. We will use the services of our directors, officers, employees and contractors to solicit the proxies, personally or by telephone, at no additional salary or compensation. We will also request banks, brokers and others who hold common stock in nominee names, to distribute proxy soliciting materials to beneficial owners and we will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

     Only holders of record of our common stock, par value $.001 per share, on the record date, October 29, 2001, are entitled to receive notice and to vote at the annual meeting. On the record date, there were a total of 10,179,375 shares of common stock outstanding. Each share is entitled to one vote.

     The holders of a majority of the outstanding shares will constitute a quorum for the transaction of business at the annual meeting. Since our officers and directors are holders of a majority of the outstanding shares, the officers and directors will ensure that a quorum is present.

     Brokers who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on nonroutine proposals. The absence of votes on nonroutine proposals are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors or any other matter voted on at the meeting because they will not be counted as votes for or against any matter.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.


                                 PROPOSAL NO. 1
                                 --------------
                              ELECTION OF DIRECTORS
                              ---------------------

Directors and Executive Officers

     The Board of Directors currently consists of five members. All directors hold office until the next annual shareholders meeting and their successors are elected and qualified. The nominees for the directors to be elected at the annual meeting of shareholders are the following current directors: Timothy J. Murtaugh, Robert L. Maige, and Pieter Both; and the following director nominees:
Bruce Scott and Edward Kaloust. The following current directors are not standing for re-election: John D. McKey Jr. and Jeffrey R. Leach. After the annual meeting of shareholders, the Board of Directors will consist of five members. Of the five current members of the Board, two are also officers of our company.

     The following table reflects our directors and executive officers as of the date of this proxy statement.

Name                     Age          Position
----                     ---          --------

Timothy J. Murtaugh      57           President, Chief Executive Officer
                                      and Director

Robert L. Maige          44           Secretary, Treasurer, Chief Financial
                                      Officer, and Director

Pieter Both              41           Director

John D. McKey, Jr.       58           Director

Jeffrey R. Leach         40           Director

Bruce Scott              55           Director Nominee

Edward Kaloust           61           Director Nominee

     The following represents a summary of the business history of each of these individuals for the last five years:

     Timothy J. Murtaugh has been our President and Chief Executive Officer and a Director since June, 2000. Prior to that he was the founder, president and director of Pipeline Technologies, Inc., a Florida corporation ("Pipeline - Florida") which we acquired in June, 2000. From July, 1998 to September, 1999, he was the vice president, sales and marketing, of Intetech, L.C., a privately held Florida corporation operating as a reseller of long distance services with a primary emphasis toward the college student housing market. From December, 1997 to July, 1998, he was a senior account executive with ITC Deltacom, a publicly traded Alabama corporation engaged in the sale of long distance services to large commercial accounts. From December, 1996 to December, 1997, Mr. Murtaugh was an account executive with Intermedia Communications, a publicly traded Florida corporation, where he was responsible for development of accounts within the State of Florida. He was also an account manager with MCI WorldCom from 1996 to 1997, where he was responsible for development of commercial accounts in North Florida.

     Robert L.  Maige has been our  Treasurer,  Chief  Financial  Officer  and a
Director since June, 2000. He is also the vice president, secretary and treasurer of Pipeline-Florida since its organization. From 1991 to December, 2000, he was the managing shareholder of Maige, Matthews and Company, a public accounting firm providing tax and entrepreneurial services in North Florida. Prior to that association, Mr. Maige worked with Ernst and Young as a senior manager. Mr. Maige has a Masters of Arts and Accounting from the University of Florida, a Bachelors of Science in Accounting from Auburn University and is licensed as a Certified Public Accountant in the State of Florida.

     Pieter Both was appointed as a Director in December, 2000. Mr. Both's background allows him to assist the Board with our business strategy, financing, office administration and information systems. Mr. Both is currently a principal of Westplan Asset Management USA, Inc., a company he foundered in 1998, which provided real estate asset management services. Mr. Both is also on the advisory board of Cordova Realty II which provides financing for real estate developments. Previously, Mr. Both was Executive Vice President of Integroup in Jacksonville, Florida from 1996 to 1998, where he designed information systems to support customer service, billing and accounting for long distance and local telephone services, as well as designing office systems for property management.

     John D. McKey, Jr. is of counsel at the law firm of McCarthy, Summers, Bobko, Wood, Sawyer & Perry, P.A., located in Stuart, Florida and has occupied that position since January, 2000. Prior to that, Mr. McKey was shareholder and an attorney at that firm. He has been licensed as an attorney and engaged in private practice in the State of Florida since 1968. He is a director of Lithium Technology Corp., the securities of which are traded in the Nasdaq Small Cap Market. Mr. McKey obtained a Bachelors of Business Administration from the University of Georgia and a Juris Doctorate from the University of Florida.

     Jeffrey R. Leach was appointed as a Director in December, 2000. Since January 2000, Mr. Leach has been self-employed in the business of the structuring of deeds, raising capital for deeds and consulting. From January 1995 to January 2000, Mr. Leach was a partner and managing director of Stone Pine Investment Banking, LLC where he directed placements of private equity and debt for client companies. Mr. Leach graduated in 1983 from Bucknell University with a degree in economics.

     Bruce Scott is nominated as a Director. Mr. Scott is a nine-year veteran of the Jacksonville Sheriff's Office. He founded Scott Alarm in 1985 that quickly became the fourth largest security alarm systems corporation in the United States. After ten years in business, Scott Alarm was sold to Republic Industries and Mr. Scott remained for a time as director of operations. Mr. Scott recently accepted the position of Executive Vice President of Pipeline Technologies.

     Edward Kaloust is nominated as a Director. Mr. Kaloust is currently the managing partner of New England Financial's Tampa office. He graduated from Bryant College and served in the US Marine Corps. He began his insurance career in 1963. He has received many industry awards including Life membership in the Million Dollar Round Table, Leaders Association and Hall of Fame. He has been a recipient of the National Management Award since its inception and has received the National Quality Award and the National Sales Achievement Award multiple times. He has earned his CLU designation from the American College.

Significant Employees
---------------------

     John J. Gallen has been our Chief Operating Officer since November 1, 2000. In that capacity Mr. Gallen has primarily assisted with our marketing efforts. Prior to joining Pipeline, Mr. Gallen held the position of Major Accounts
Manager at Cisco from 1999 to 2000 and held the position of Major Accounts Manager at Qwest from 1998 to 1999. He was a National Accounts Manager with MCI from 1988 to 1999. Mr. Gallen attended Worcester Academy and obtained a marketing degree in 1971 from C.W. Post College.

     No family relationship exists between any officers or directors.

     If a quorum is present, directors are elected by a plurality of votes (i.e. the five candidates receiving the highest number of votes will be elected to the Board of Directors). The Board of Directors unanimously recommends a vote for the nominees listed above.

Board of Directors Meetings and Committees
------------------------------------------

     During the annual period ended June 30, 2001, our Board of Directors held nine meetings, and took action six times by unanimous written consent. Mr. Murtaugh, Mr. Maige and Mr. McKey were directors during the entire last fiscal year and participated in each decision made by the Board. Pieter Both and Jeffrey R. Leach were Directors from December 7, 2000 through June 30, 2001 and participated in each decision made by the Board during that period.

     In August 2001, the Board of Directors of the Company appointed a standing Compensation Committee. The Compensation Committee is responsible for reviewing and evaluating the duties and performance of our officers and key employees and making recommendations concerning their compensation. The Compensation Committee also oversees our stock option plan. The Compensation Committee's is presently comprised of Meesrs. McKey, Both and Leach.

     As an Audit Committee had not been formally appointed, an ad hoc committee of the entire Board of Directors reviewed and discussed our audited financial statements for the last fiscal year with our management. Further, a representative of that committee discussed with our independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 and received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No.1 and have discussed with the accountants their independence. On the basis of those reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included for filing with the Securities and Exchange Commission in our Annual Report on Form 10-KSB for the last fiscal year.

     The Board does not include any other committees; rather, the entire Board considers all other matters presented for consideration. However, the Board may appoint an audit, or such other committees as it deems appropriate in the future.

Audit Fees
----------

     The aggregate fees billed by our independent public accountants for professional services rendered for the audit of our annual financial statements for the most recent fiscal year were $12,500. The accountants also billed us $12,370 for review of the financial statements included in our quarterly reports on Form 10-QSB during the most recent fiscal year. No other fees were billed by our accountants during that year.

     The directors which reviewed and discussed the audited financial statements with the accountants have considered the services provided by such accountants during the year, and concluded that the services are compatible with maintaining the independence of the accountants.

                           (Intentionally left blank)

Management Remuneration

     The following table sets forth the compensation paid, or to be paid, for services rendered during the year ended December 31, 1999, the transition period ended June 30, 2000, and the year ended June 30, 2001, to (a) the Chief Executive Officer, and (b) each of the four most highly compensated executive officers who served as executive officers at the end of the last fiscal year and whose total annual salary and bonus exceeded or may exceed $100,000 (the "Named Executive Officers").

                              Summary Compensation

                                                      Long-term Compensation -
              Name                     Salary      Securities Underlying Options
-----------------------------------  ------------- -----------------------------
Timothy J. Murtaugh, President
        and Chief Executive Officer
   Year ended June 30, 2001          -$200,000(1)-              -0-
   Six months ended June 30, 2000     -0-                       -0-
   Year ended December 31,1999        -0-                       -0-

Robert L. Maige, Secretary,
Treasurer, Chief Financial Officer
   Year ended June 30, 2001          -$175,000(2)-              -0-
   Six months ended June 30, 2000     -0-                       -0-
   Year ended December 31,1999        -0-                       -0-


------------------------------

       (1) Mr. Murtaugh was paid $95,000 for the fiscal year ended June 30, 2001 and his remaining compensation has been accrued.

       (2) Mr. Maige was paid $78,277 for the fiscal year ended June 30, 2001 and his remaining compensation has been accrued.

------------------------------

     Mr.  Murtaugh,  President  and  Chief  Executive  Officer  and  Mr.  Maige,
Treasurer and Chief Financial Officer, serve pursuant to written employment contracts. The agreement with Mr. Murtaugh was effective May 1, 2000, and the agreement with Mr. Maige was effective July 1, 2000, each for a four year term. Each agreement provides for base compensation with an annual increase to be determined by the Board of Directors on January 1st of each year, an annual bonus equal to 5% of our net pretax income, stock options, participation in employee benefit plans and reimbursement of expenses incurred on our behalf. Mr. Murtaugh's initial base salary is $200,000 per annum, and Mr. Maige's base salary is $175,000 per annum. The agreements also provide for $600 per month car allowance, four weeks paid vacation, and a severance package, which under certain conditions of termination, may entitle the employee to 26 week's base salary and benefits.

Stock Option Plan

     We have adopted a Non-Qualified Stock Option and Stock Grant Plan ("Plan") for the benefit of key personnel and others providing significant services to the Company. An aggregate of 1,000,000 shares of common stock have been reserved for issuance under the Plan. As of this date, options to acquire 165,000 shares of our common stock have been granted pursuant to the Plan, 355,000 shares of which remain outstanding.

     The Plan is administered by the Compensation Committee of the Board of Directors, who recommend optionees and recipients of any stock grants, the number of shares and the terms and condition of any options or grants to key persons defined in the Plan. In determining the value of services rendered, the Committee considers, among other things, such person's employment position with our company, his duties and responsibilities, performance, productivity, length of service or association, morale, interest in our company, recommendation by supervisors and the value of comparable services rendered by others in the industry who are similarly situated. All options granted pursuant to the Plan shall be exercisable at a price not less than the fair market value of the common stock on the date of grant. Unless otherwise specified, the options expire ten years from the date of grant.

Compensation of Directors

     None of our directors receive additional compensation for their services as directors except as follows. Directors who are not also employees of our company are granted options to purchase our common stock at the rate of 25,000 options each year. These options are exercisable at the market price at the date of grant and for a period of five years thereafter. Directors are also reimbursed for reasonable and necessary expenses incurred in connection with attendance at meetings which they attend.

Security Ownership of Certain Beneficial Owners and Management

     As of September 23, 2001, there were a total of 10,179,375 shares of common stock outstanding, the only class of voting securities currently outstanding, and each share is entitled to one vote. The number of shares outstanding excludes up to 75,000 shares issuable upon exercise of outstanding common stock purchase warrants and up to 960,000 shares of common stock underlying our stock option plan, 75,000 of which are issuable upon exercise of outstanding options.

     The following table sets forth the beneficial ownership of our equity securities by (i) each Named Executive Officer and each director; (ii) each person who owns beneficially more than 5% of our outstanding common stock; and
(iii) all directors and executive officers as a group.

     The shareholders listed below have sole voting and investment power. All ownership of securities is direct ownership unless otherwise indicated. Unless otherwise stated, the current address for each beneficial owner is that of the Company, 1001 Kings Avenue, Suite 200, Jacksonville, Florida 32207.

                                                       Shares Beneficially
                                                              Owned
Name and address of                                  --------------------------
Beneficial Owner                                      Number         Percentage
----------------------------------------------        ------         ----------
Executive Officers and Directors
Timothy J. Murtaugh(1)                               3,713,488         36.48%
Robert L. Maige, Jr.(2)                              1,984,773         19.50%
John D. McKey, Jr. (3)                               1,175,000         11.38%
Jeffrey R. Leach(4)                                    800,000           7.9%

All Directors and Executive
Officers as a Group (four individuals) (1,2,3)       7,673,261         74.29%

------------------------------

          (1)Excludes 35,000 shares owned by a trust for the benefit of Mr. Murtaugh's grandchildren. Mr. Murtaugh disclaims beneficial ownership of those shares.

          (2) Includes 275,000 shares owned by a trust for the benefit of Mr. Maige's daughter, of which Mr. Maige disclaims beneficial ownership.

          (3) Includes 350,000 shares owned by Mr. McKey's wife, of which he disclaims beneficial ownership, and 75,000 shares underlying a warrant exercisable at $2.00 per share until June 21, 2002. Also includes 75,000 shares underlying options owned by Mr. McKey, which options vest in three annual installments of 25,000 each beginning June 30, 2001 and continuing each year thereafter so long as Mr. McKey continues to serve on the Board of Directors. These options are exercisable at a price of $2.00 per share for a period of three years from the date of vesting.

          (4)Includes   800,000   shares  owned  by  the  Leach  Family  Limited
     Partnership of which Mr. Leach is the general partner.

------------------------------


Certain Relationships and Related Transactions

     (A) Acquisition of Pipeline - Florida. In connection with the acquisition of Pipeline - Florida in June 2000, we issued an aggregate of 8,453,425 shares of our common stock to the former shareholders of that entity in exchange for all of the outstanding stock of Pipeline. The shareholders of Pipeline at that time were Timothy Murtaugh, Robert Maige and LM Investments Group, Inc. As a result of that transaction, Mr. Murtaugh received 4,564,849 shares of our common stock, Mr. Maige received 2,282,425 shares and LM Investments Group, Inc. received 1,606,151 shares. The amount of shares which we issued to the former Pipeline shareholders was determined by negotiations between our officers and those of Pipeline, and took into consideration such factors as the trading price of our common stock at the time, the proposed business and operations of Pipeline, the industry within which Pipeline operated, the combined assets and liabilities of the entities and the estimated revenue for Pipeline. We did not assign any relative weight to any of these factors but considered all of them material in our estimation of the consideration issued in connection with the merger.

     (B) Loan Arrangements. On May 3, 2000, Candace McKey, wife of John D. McKey, Jr., loaned our company $125,000 pursuant to a convertible promissory note. Mrs. McKey elected to convert the entire balance plus interest in the amount of $1,479.45 into 250,000 shares of common shares on June 8, 2000.

     On June 21, 2000, Mr. McKey loaned our company an additional $150,000 pursuant to a convertible promissory note. The note has an interest rate of 12% per annum and requires quarterly payments of interests only. In addition to principal and interest, Mr. McKey received a common stock purchase warrant to acquire up to 75,000 shares of our common stock at the exercise price of $2.00 per share, effective June 21, 2000 with an exercise period of three years thereafter. We repaid $75,000 of this Note during the fiscal year and the balance is due on demand.

     On November 8, 2000, Mr. McKey loaned our company an additional $150,000 under a bridge loan agreement. Pursuant to the agreement, we issued 100,000 shares of our common stock to Mr. McKey. The balance of $150,000 plus 12% per annum interest is due on demand.

     Mr. McKey loaned our company $37,382.74 on December 12, 2000 and $50,000 on February 7, 2001 to meet our immediate cash needs. Both loans are outstanding and payable on demand plus 12% per annum interest.

     (C) Other. During the year ended June 30, 2001, we subleased a portion of our executive and administrative offices to a company affiliated with one of our executive officers and directors. Maige, Matthews and Company is an accounting firm in which Robert Maige was an officer, director and shareholder. We were paid $6390 pursuant to this arrangement though September 2000 when the arrangement was terminated.

     In connection with certain financing conducted during fiscal 2000, we entered into a financial advisory agreement with LM Investment Group, Inc., of which Jeff Leach, a director of our company, is a principal. Pursuant to that agreement, we agreed to compensate LM for assistance in obtaining financing with a combination of cash and securities for services rendered on our behalf. We also agreed to retain LM as a financial advisor for a period of one year for an additional cash payment of $5,000 per month. This agreement was terminated effective May 14, 2001, and 80,000 shares of our common stock previously issued pursuant to this agreement have been returned to us. Through June 30, 2001, we have accrued $67,500 to LM pursuant to this arrangement.

     At various times, Mr. Maige lends money to us to meet short-term working capital needs. These advances bear interest at the rate of 0% per annum and are due and payable on demand. At June 30, 2001, the balance outstanding to him was $17,201, including accrued interest. The balance due Mr. Maige increased during the year by $8,925 accrued for the purchase of equipment discussed below. Payments of $5,051 were made during the year.

     In August, 2000, Mr. Murtaugh loaned us $24,000 to meet our short term-term working capital needs. These advances bear interest at the rate of 0% per annum and are due and payable on demand. Of the balance due, $22,727 was repaid during the year. At June 30, 2001, the balance outstanding to him was $1,273, including accrued interest.

     Until our merger with Pipeline, we shared office facilities with MCM Capital Management, Inc., a company affiliated with Messrs. Raymond E. McElhaney and Bill M. Conrad, former officers, directors and principal shareholders of our company. Pursuant to an oral agreement effective September 1, 1995, we were provided with office space, conference facilities and other support for a monthly payment of $500. During the two years ended June 30, 2000, we paid or accrued $37,625 pursuant to this arrangement.

     From November through February 2001, Mr. Both, a director, provided consulting services on an as needed basis. Mr. Both provided technical and organizational services to our information technology department. Mr. Both accrued $12,540 in expenses for these services.

     In March, 2001, we purchased certain office equipment and furniture from one of our directors, Mr. Maige. The equipment consisted of desks, tables, chairs, filing cabinets, computers and other office furniture. Our cost for the equipment was $8,925 which was estimated to be the fair market value.

     All these transactions were approved by a majority of the disinterested directors at that time. The Board of Directors was of the opinion that each of these transactions were no less favorable than could be obtained from an unaffiliated third party.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     The following table sets forth each director, officer or beneficial owner of more than ten percent of any class of equity securities of the registrant registered pursuant to Section 12 of the Securities Exchange Act of 1934 that failed to file on a timely basis, Forms 3, 4 or 5 as required by Section 16(a) during the most recent fiscal year or prior years.

     The numbers of late Form 3, Form 4 and Form 5 reports, and the late Form 4 transactions reported are as follows:

   Name of reporting     Late         Late          Late
        Person          Form 3       Form 4        Form 5        Transactions
   -------------------  ------       -------       -------       ------------

   Jeffrey R. Leach       0             0             1               1

   Leach Family           1             0             1               1
   Limited Partnership

   LM Investments         1             0             1               1
   Group



                                 PROPOSAL NO. 2
                                 --------------
                       RATIFICATION AND AFFIRMATION OF THE
                       -----------------------------------
                              ARTICLES OF AMENDMENT
                              ---------------------
                        TO THE ARTICLES OF INCORPORATION
                        --------------------------------

     The Board of Directors has adopted, subject to ratification of the shareholders, an amendment to the Articles of Incorporation to increase the authorized amount of our common stock. This would be accomplished by adopting the Articles of Amendment to the Articles of Incorporation attached as Exhibit "A" to this proxy statement.

     This proposal was presented to the  shareholders  at the annual  meeting of the shareholders held on October 19, 2000 and was approved by a majority of shareholders. This matter is being presented to the shareholders for ratification and approval at this annual meeting in order to insure that all notice requirements to approve this action have been fulfilled. Colorado law requires that 30 day notice be given to all shareholders prior to a shareholder meeting where an increase in the number of authorized shares is to be voted upon. Notice was not sent to the shareholders 30 days prior to the annual meeting, and we are required to ensure that all statutory requirements are fulfilled before effectuating the increase in authorized shares. Upon ratification by the shareholders at this meeting, the Articles of Amendment to the Articles of Incorporation will be filed with the Secretary of State of Colorado.

     The Board of Directors has determined that it is in our best interest to amend our Articles of Incorporation to increase the number of authorized shares of our common stock from 15,000,000 to 40,000,000 shares. As of this date, more than 10,000,000 shares of our common stock are issued and another 1,000,000 are reserved for issuance upon exercise of outstanding warrants or options. We have also agreed to issue up to 3,000,000 additional shares in connection with an acquisition. Although we have a sufficient number of authorized shares to meet our present commitments, we are seeking to increase the number of authorized shares to provide flexibility to enter into future financing opportunities. Notwithstanding the aforementioned commitment to issue 3,000,000 additional common shares in connection with an acquisition, we have no present intent to use the increased authorized common shares for any business acquisition or merger.

     We may be required to raise additional capital to further finance our operations, if and when a feasible business opportunity is presented. Therefore, the purpose of the proposed amendment includes providing us with greater flexibility for entering into any such opportunity to raise additional working capital. This additional working capital may be needed for possible mergers with other companies and/or the acquisition of additional assets in the future. Currently, we are restricted in our financing options due to the lack of authorized but unissued shares of common stock provided for in the Articles of Incorporation.

     The shareholders will have no appraisal rights or dissenting shareholders' rights under Colorado law with respect to the Amendment or any equity financing that we may undertake after its adoption. In addition, shareholders do not have any preemptive rights to participate in any future issuance of common stock, and therefore will suffer dilution of ownership upon such issuance. The issuance of additional shares could also have the effect of diluting the earnings per share and book value of existing shares.

     The affirmative vote of a majority of the votes represented in person or by proxy at the meeting is required for the adoption of the proposed Articles of Amendment to the Articles of Incorporation. The Board of Directors recommends a vote for the proposed Articles of Amendment to the Articles of Incorporation, and proxies solicited by the Board of Directors will be so voted absent instructions to the contrary.


                                 PROPOSAL NO. 3
                                 --------------
                       APPOINTMENT OF INDEPENDENT AUDITORS
                       -----------------------------------

     The Board of Directors has appointed Stark Winter Schenkein & Co., LLP to audit our financial statements for the 2002 fiscal year, and solicits the ratification of this appointment by the shareholders. Neither such firm, any of its members nor any of their associates, has or has had during the past four years, any financial interest in our business or affairs, direct or indirect, or any relationship with us other than in connection with their duties as auditors and accountants.

     The affirmative vote of a majority of the votes represented in person or by proxy at the annual meeting is required for the adoption of the proposed appointment of the independent auditors. The Board of Directors recommends a vote for the proposed appointment of independent auditors, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.


                SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Shareholders who wish to submit a proposal for action at the 2002 Annual Meeting of Shareholders must do so in accordance with the regulations of the Securities and Exchange Commission. In order to be eligible to submit a proposal, a shareholder must own and have owned, for one year prior to the date of the annual meeting, at least 1% or $1,000 in market value of securities entitled to be voted on the proposal, and must continue to hold such securities through the date of the meeting. For proposals to be considered for inclusion in the Proxy Statement for the 2002 annual meeting, they must be received by us no later than June 20, 2002. It is anticipated that the next annual meeting will be held on or about October 20, 2002. Such proposals should be directed to Pipeline Technologies, Inc., 1001 Kings Ave., Suite 200, Jacksonville, Florida 32207,
Attention: Robert L. Maige, Secretary.


                                 OTHER BUSINESS

     At the date of the mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxy holders see fit.


                          ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report on Form 10-KSB for the period ended June 30, 2001 is included with this proxy statement. We will provide a copy without charge of any exhibit to the Form 10-KSB to any shareholder upon request.



                                             BY ORDER OF THE BOARD OF DIRECTORS:


                                             /s/ Robert L. Maige
                                             -------------------
Date: November 7, 2001                       Robert L. Maige
                                             Secretary